Exhibit 99.1

NEWS RELEASE

5904 Richmond Highway Suite 300 Alexandria, Virginia 22303 Tel: (703) 329-9400 Fax: (703) 329-8187
www.analex.com	Release: IMMEDIATE For: ANALEX CORPORATION (Symbol: NLX)

Contact:	Amber Gordon
(703) 329-9400

ANALEX WELCOMES THOMAS FAULDERS TO BOARD OF DIRECTORS

Alexandria, VA, February 25, 2004—Analex Corporation (Amex: NLX) today announced that C. Thomas Faulders, III, has been elected to its Board of Directors and will serve on the Audit Committee. Mr. Faulders was appointed to fill a vacancy that developed following an investment in the Company by Pequot Ventures in December 2003.

Analex Chairman and CEO, Sterling Phillips, stated, “After a thorough search, the Analex Board of Directors determined that Tom Faulders was an excellent choice because of his proven leadership skills, financial expertise and broad experience with the growth and management of established companies in our industry.”

Pequot Managing Director, Gerald Poch, noted, “Tom Faulders’ broad financial and general management expertise will be a valuable asset to the Board of Analex. We believe the Board will continue to benefit from the diversity of experience and the independence of its directors.”

ABOUT TOM FAULDERS

Mr. Faulders has been the Chairman and Chief Executive Officer of LCC International Inc. since June 1999. He has directed the financial turnaround and subsequent growth of the company. He is responsible for the strategic direction, day-to-day operations, sales and financial matters of the company. Prior to joining LCC, Mr. Faulders served as Executive Vice President and Chief Financial Officer of BDM International, as well as President of its Integrated Supply Chain division. From March 1992 through March of 1995, Mr. Faulders was the Chief Financial Officer of COMSAT Corporation. Prior to COMSAT, he served in a variety of areas for MCI – including Senior Vice President of Business Marketing, Vice President of Large Account Sales and Treasurer. Prior to his six years with MCI, Mr. Faulders served in key positions with Satellite Business Systems. Mr. Faulders holds an MBA from the Wharton School of Business at the University of Pennsylvania and a Bachelors Degree in Economics from the University of Virginia.

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ANALEX: Welcomes Faulders to Board of Directors	Page 2
February 25, 2004

ABOUT ANALEX

ANALEX specializes in developing intelligence, systems engineering and biodefense services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and developing medical defenses and treatments for infectious agents used in biological warfare and terrorism. The Company’s stock trades on the American Stock Exchange under the symbol NLX. The Company can be found on the Internet at www.analex.com. Analex investor relations can be contacted at (703) 329-9400 or via email at amber.gordon@analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth / consolidation in the government contracting, defense and intelligences arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled scientific, technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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